Exhibit 3.1

CERTIFICATE OF INCORPORATION
OF
APPLIED OPTOELECTRONICS, INC.

ARTICLE ONE — NAME

The name of the corporation is Applied Optoelectronics, Inc. (the “Corporation”).

ARTICLE TWO — DURATION

The Corporation will have perpetual existence.

ARTICLE THREE — PURPOSE

The purpose for which the Corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Delaware General Corporation Law (the “DGCL”).

ARTICLE FOUR — CAPITAL STOCK

The aggregate number of shares of capital stock that the Corporation will have authority to issue is 472,200,000, of which 300,000,000 shares will be common stock, par value $0.001 per share (“Common Stock”), and 172,200,000 will be preferred stock, par value $0.001 per share (“Preferred Stock”). Unless specifically provided otherwise herein, the holders of such shares (“Stockholders”) will be entitled to one vote for each share held in any Stockholder vote in which any of such Stockholder is entitled to participate.

The board of directors of the Corporation (the “Board”) may determine the powers, designations, preferences and relative, participating, optional or other rights, including the voting rights, and the qualifications, limitations or restrictions thereof, of each class of capital stock and of each series within any such class and may increase or decrease the number of shares within each such class or series; provided, however, that the Board may not decrease the number of shares within a class or series to less than the number of shares within such class or series that are then issued and may not increase the number of shares within a series above the total number of authorized shares of the applicable class for which the powers, designations, preferences and rights have not otherwise been set forth herein.

ARTICLE FIVE — SERIES A PREFERRED STOCK

4,900,000 shares of the Preferred Stock are designated “Series A Preferred Stock,” which have the following powers, preferences, rights, and restrictions:

Section 5.1.           Voting.

(a)           General.  Except as may be otherwise required by the DGCL or set forth in this Section 5.1, the Series A Preferred Stock will not have the right to vote on any action to be taken by the stockholders of the Corporation. To the extent that the DGCL or this

Section 5.1 require the Series A Preferred Stock to have a vote on an action to be taken by the stockholders of the Corporation, each share of Series A Preferred Stock will entitle the record holder thereof (each a “Series A Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which each share of Series A Preferred Stock is then convertible.

(b)           Election of Directors. The holders of Series A Preferred Stock will have the right to vote or grant consent with respect to the election of directors of the Corporation as set forth in the bylaws of the Corporation.

(c)           Voting.  So long as at least 2,883,523 shares of Series A Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series A Preferred Stock) remain outstanding, the Series A Holders will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of at least 66% of the issued and outstanding shares of Series A Preferred Stock:

(i)            Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series A Preferred Stock;

(ii)           Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock of the Corporation ranking senior to the Series A Preferred Stock in right of liquidation preference or dividends (“Series A Senior Securities” which, except as contemplated by the definition of “Series A Junior Securities,” shall include the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock);

(iii)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(iv)          Any amendment of, or waiver with respect to, any provision of the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series A Preferred Stock;

(v)           Any increase in the authorized size of the Board; and

(vi)          The declaration or payment of any dividend in respect of any Series A Junior Securities.  “Series A Junior Securities” means any shares of Common Stock or other stock that is junior to the Series A Preferred Stock in right of dividends or in respect of Liquidation, including only with respect to the Series C Junior Liquidation Payment, and for no other purpose, the Series C Preferred Stock.

Section 5.2.           Dividends.  No Series A Holder will have the right to receive any dividends in respect of any share of Series A Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any Series A Junior Securities unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series A Preferred Stock.

Section 5.3.           Liquidation Preference.

(a)           Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation”), the Series A Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series A Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series A Preferred Stock in respect of liquidation (“Series A Parity Securities”)), before any amount will be paid to or distributed among the holders of Series A Junior Securities, distributions per share of Series A Preferred Stock in an amount (the “Series A Liquidation Payment”) equal to the sum of (i) $1.50 (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series A Preferred Stock, the “Series A Purchase Price”) plus (ii) the greater of (A) any dividends declared but unpaid in respect of such share and (B) the Series A Preferential Return (defined below).  If upon any Liquidation the Series A Liquidation Payment and any amounts payable in respect of any Series A Parity Securities as to any such distribution are not paid in full, the Series A Holders and the holders of Series A Parity Securities will share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled.

(b)           “Series A Preferential Return” means an amount equal to the lesser of (i) the Series A Purchase Price and (ii) the amount of simple interest which would have accrued on a hypothetical principal amount equal to the Series A Purchase Price for the period beginning on April 14, 2000 (the “Series A Purchase Date”) and ending on the date of the Liquidation payment at an interest rate for such period equal to the rate announced by Citibank N.A. as its prime rate two business days before the date of the Liquidation payment plus one percent.

(c)           The Corporation will give written notice of any Liquidation to the Series A Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 5.3 will be payable, at least 20 days prior to any payment date stated therein.

(d)           (i) The voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation or (ii) the merger, consolidation, share exchange or similar transaction of the Corporation with one or more entities (each a “Sale/Merger Transaction”) will be deemed to be a Liquidation.

Section 5.4.           Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 5.4, any share of Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series A Conversion Amount (defined below). Each Series A Holder who desires to convert any of its Series A Preferred Stock into Common Stock pursuant to this Section 5.4(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series A Holder desires to convert such shares. Such notice will state the number of shares of Series A Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series A Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series A Conversion Amount (defined below), simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses). Upon the occurrence of an automatic conversion of the Series A Preferred Stock, the Series A Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series A Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE FIVE means shares of Common Stock issued by the Corporation or deemed to be issued under this Section 5.4(c)(v), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series A Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series A Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE FIVE means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”).

(C)          “Convertible Securities” for this ARTICLE FIVE, means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE FIVE, means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series A Conversion Amount” means the quotient of (1) the Series A Purchase Price divided by (2) the Series A Conversion Price.

(F)           “Series A Conversion Price” means, as of the Restatement Date, $0.47272, and will be adjusted from time to time thereafter in accordance with this Section 5.4(c). All references to the Series A Conversion Price are to the Series A Conversion Price as so adjusted.

(ii)           Adjustment for Diluting Issues. If, at any time or from time to time after the Restatement Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 5.4(c) to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than (A) as a dividend or other distribution on any class of stock as provided in Section 5.4(c)(iv) or (B) as a subdivision or combination of shares of stock as provided in Section 5.4(c)(iii)) for an Effective Price less than the then-effective Series A Conversion Price, then and in each such case the then-existing Series A Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

(X+Y) / (X+Z), where

X=                      the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under Section 5.4(c)(v), immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series A Conversion Price in effect immediately prior to such reduction; and

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under Section 5.4(c)(v), in such issuance or sale.

(iii)          Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series A Preferred Stock, the Series A Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time after the Restatement Date combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Preferred Stock, the Series A Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 5.4(c)(iii) will become effective at the close of business on the date the subdivision or combination becomes effective.

(iv)          Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series A Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series A Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series A Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series A Conversion Price will be adjusted pursuant to this Section 5.4(c)(iv) to reflect the actual payment of such dividend or distribution.

(v)           Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series A Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the Aggregate Consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of Aggregate Consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of Aggregate Consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of Aggregate Consideration is reduced; provided further, that if the minimum amount of Aggregate Consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of Aggregate Consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series A Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities.  If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series A Conversion Price will be adjusted to the Series A Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(d)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic conversion and surrender of the certificate or certificates for the share or shares of Series A Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series A Preferred Stock, unless and to the extent the Board adopts a resolution providing that the Common Stock or Series A Preferred Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series A Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series A Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series A Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(e)           Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series A Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion.

(f)            Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series A Preferred Stock as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Series A Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all reasonable actions as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(g)           No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series A Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(h)           Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series A Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series A Preferred Stock which is being converted.

(i)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of such Series A Preferred, except as may otherwise be required to comply with applicable securities and corporate laws.

(j)            Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (for this Article V, each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series A Preferred Stock will thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series A Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Distribution not taken place, and in any such case appropriate provisions will be made with respect to the rights and interests of such holder to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 5.5.           Redemption.

(a)           General. The Corporation may, at any time and from time to time, at the option of the Board, redeem any or all of the outstanding Series A Preferred Stock by: (i) mailing notice of such redemption to the Series A Holders at least 30 and no more than 60 days before the date (the “Series A Redemption Date”) fixed by the Board for such redemption and (B) paying to the holders of the Series A Preferred Stock so redeemed, upon surrender by such holder of such holder’s stock certificate representing the redeemed shares on the Series A Redemption Date, an amount per share equal to the Series A Redemption Price (herein defined). The Corporation shall not be obligated to pay the Series A Redemption Price in respect of any redeemed Series A Preferred Stock unless the certificates evidencing such shares of Series A Preferred Stock are delivered to the Corporation.

(b)           “Series A Redemption Price” means an amount equal to (i) the Series A Purchase Price plus (ii) the quotient of (A) the retained earnings of the Corporation as shown on its regularly prepared financial statements as of the last day of the month immediately preceding the date that such notice is mailed divided by (B) the number of shares of Series A Preferred Stock issued and outstanding on the date that such notice is mailed.

(c)           Issuance of Certificates; Time Redemption Effected. On and after the Series A Redemption Date, all shares of Series A Preferred Stock for which a notice of redemption was mailed in accordance with Section 5.5(a) shall be canceled by the Corporation, and the holder of a certificate representing any such shares shall have no rights, preferences or other privileges with respect to such shares except the right to receive the Series A Redemption Price for each such share upon surrender of such certificate. If less than all of the Series A Preferred Stock represented by any Series A Holder’s certificate are redeemed, then, promptly after the surrender of such certificate, the Corporation shall issue and deliver, or cause to be issued and delivered, to Such Series A Holder, registered in such Series A Holder’s name, a certificate for the number of whole shares of Series A Preferred Stock represented by such previous certificate but not redeemed.

(d)           No Reissuance of Series A Preferred Stock. Shares of Series A Preferred Stock which are redeemed as provided herein shall not be reissued as Series A Preferred Stock but shall be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

Section 5.6.           Senior Preferred Stock. Except as otherwise set forth in Section 5.1(c)(ii), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred Stock with rights senior to, junior to, or pari passu with, the Series A Preferred Stock.

Section 5.7.           Amendments to Series A Provisions of Articles. The Company may amend any of ARTICLE FIVE with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series A Preferred Stock on the date of such consent or vote.

ARTICLE SIX — SERIES C PREFERRED STOCK

Section 6.1.           Series C Preferred Stock. 17,500,000 shares of Preferred Stock will be designated Series C Preferred Stock (the “Series C Preferred Stock”), which will have the following powers, preferences, rights and restrictions:

Section 6.2.           Voting.

(a)           General. Except as may be otherwise required by the DGCL or set forth in this Section 6.2, the Series C Preferred Stock will have the right to vote on all actions to be taken by the holders of Common Stock (other than the actions set forth in Section 6.2(b)), and each share of Series C Preferred Stock will entitle the record holder thereof (each a “Series C Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which such share of Series C Preferred Stock is then convertible.

(b)           Class Voting.

(i)            So long as at least 60% of the greatest number of shares of Series C Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series C Preferred Stock) ever outstanding remain outstanding, the Series C Preferred Stock will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series C Preferred Stock on the date of such vote:

(A)          Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series C Preferred Stock;

(B)          Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series C Preferred Stock in right of liquidation preference (as to the Series C Senior Liquidation Payment (as defined) only) or dividends (“Series C Senior Securities”, which shall include the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock);

(C)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(D)          Any amendment of, or waiver with respect to, any provision of this ARTICLE SIX or the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series C Preferred Stock;

(E)           Any increase in the authorized size of the Board; and

(F)           The declaration or payment of any dividend in respect of any Series C Junior Securities.  “Series C Junior Securities” means any shares of Common Stock or other stock that is junior to the Series C Preferred Stock in right of dividends or in respect of Liquidation other than with respect to the Series C Junior Liquidation Payment.

Section 6.3.           Dividends. No Series C Holder will have the right to receive any dividends in respect of any share of Series C Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any shares ranking junior to the Series C Preferred Stock in respect of dividends unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series C Preferred Stock.

Section 6.4.           Liquidation Preference.

(a)           Upon any Liquidation, the Series C Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series C Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series C Preferred Stock in respect of liquidation (“Series C Parity Securities”)), before any amount will be paid to or distributed among the holders of Series C Junior Securities, distributions per share of Series C Preferred Stock in two payments.  The first payment (the “Series C Senior Liquidation Payment”) shall be equal to the sum of (i) $0.925 (the “Series C Purchase Price”) (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series C Preferred Stock), plus (ii) any dividends declared but unpaid in respect of such share.  The second payment (the “Series C Junior Liquidation Payment” and, together with the Series C Senior Liquidation Payment, the “Series C Liquidation Payment”) shall be junior to the Series A Liquidation Payment, and shall equal that amount paid or distributed to holders of Common Stock as if such share of Series C Preferred Stock were converted; provided that the amount distributed per share of Series C Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series C Preferred Stock) shall not exceed one half of the Series C Purchase Price.  If upon any Liquidation the Series C Liquidation Payment and any amounts payable in respect of any Series C Parity Securities as to any such distribution are not paid in full, the Series C Holders and the holders of Series C Parity Securities will share ratably in any distribution of assets in proportion to the full respective amounts to which they are entitled.

(b)           The Corporation will give written notice of any Liquidation to the Series C Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 6.4 will be payable, at least 20 days prior to any payment date stated therein.

(c)           A Sale/Merger Transaction will be deemed to be a Liquidation.

Section 6.5.           Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 6.5, any share of Series C Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series C Conversion Amount (defined below). Each Series C Holder who desires to convert any of its Series C Preferred Stock into Common Stock pursuant to this Section 6.5(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series C Holder desires to convert such shares. Such notice will state the number of shares of Series C Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series C Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series C Conversion Amount (defined below):

(i)            simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses);

(ii)           at the election of the holders of a number of shares of Series C Preferred Stock equal to at least two-thirds (2/3) of the then-outstanding shares of Series C Preferred Stock; or

(iii)          upon the conversion of a number of shares of Series C Preferred Stock equal to at least 60% of the shares of Series C Preferred Stock outstanding (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series C Preferred Stock) on October 11, 2002 (the “Series C Purchase Date”).

Upon the occurrence of an automatic conversion of the Series C Preferred Stock, the Series C Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series C Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE SIX means shares of Common Stock issued by the Corporation or deemed to be issued under Section 6.5(d)(iii), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series C Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series C Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE SIX means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with GAAP.

(C)          “Convertible Securities” for this ARTICLE SIX means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE SIX means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series C Conversion Amount” means the quotient of (1) the Series C Purchase Price divided by (2) the Series C Conversion Price.

(F)           “Series C Conversion Price” means, as of the Restatement Date, $0.40032, and will be adjusted from time to time thereafter in accordance with this Section 6.5. All references to the Series C Conversion Price are to the Series C Conversion Price as so adjusted.

(d)           Adjustment for Diluting Issues. If at any time or from time to time after the Restatement Date the Corporation issues or sells, or is deemed by the express provisions of this Section to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than (A) as a dividend or other distribution on any class of stock as provided in Section 6.5(d)(ii) or (B) as a subdivision or combination of shares of stock as provided in Section 6.5(d)(i)) for an Effective Price (determined in accordance with GAAP) less than the then-effective Series C Conversion Price, then and in each such case the then-existing Series C Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

1/(1+w), where

w =                   [((X+Z)/(X+Y))—1]/(1—P);

P=                        C/(X+Y);

C=                      the number of shares of Series C Preferred Stock immediately prior to the time of such issuance or sale multiplied by the then-effective Series C Conversion Amount (the quotient of the Series C Purchase Price divided by the Series C Conversion Price); and

X=                      the sum of the following (i) the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under this Section 6.5(d)(iii), (ii) the total number of shares of Common Stock reserved for nonexercised stock options granted, and (iii) the total number of shares of Common Stock reserved and available for issuance under stock option plans, immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series C Conversion Price in effect immediately prior to such reduction;

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under Section 6.5(d)(iii), in such issuance or sale.

(i)            Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series C Preferred Stock, the Series C Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time after the Restatement Date combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series C Preferred Stock, the Series C Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 6.5(d)(i) will become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series C Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series C Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series C Conversion Price will be adjusted pursuant to this Section 6.5(d)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series C Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series C Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities. If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series C Conversion Price will be adjusted to the Series C Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(e)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic or optional conversion and surrender of the certificate or certificates (and notice, as applicable) for the share or shares of Series C Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, (A) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series C Preferred Stock and (B), in the case of a partial optional conversion, a certificate or certificates for the number of whole shares of Series C Preferred Stock which the notice delivered by such holder specified were not to be converted, unless and to the extent the Board adopts a resolution providing that the Common Stock or Series C Preferred Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series C Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series C Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series C Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(f)            Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series C Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 6.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder surrendering the Series C Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(g)           Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series C Preferred Stock as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Series C Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(h)           No Reissuance of Series C Preferred Stock. Shares of Series C Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series C Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(i)            Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series C Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series C Preferred Stock which is being converted.

(j)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series C Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series C Preferred Stock in any manner which interferes with the timely conversion of such Series C Preferred Stock, except as may otherwise be required to comply with applicable securities and corporate laws.

(k)           Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series C Preferred Stock will thereupon have the right to receive, subject to the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock receivable upon the conversion of such share or shares of Series C Preferred Stock immediately prior to such Distribution, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable immediately prior to such Distribution upon such conversion had such Distribution not taken place.  In any such case, appropriate adjustments to the provisions hereof shall be made with respect to the rights and interests of such holder of Series C Preferred Stock after the Distribution to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 6.6.           Senior Preferred Stock. Except as otherwise set forth in Section 6.2(b)(i)(B), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred Stock with rights senior to, junior to, or pari passu with, the Series C Preferred Stock.

Section 6.7.           Amendments to Series C Provisions of Articles. The Company may amend any of ARTICLE SIX with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series C Preferred Stock on the date of such consent or vote.

ARTICLE SEVEN— SERIES D PREFERRED STOCK.

Section 7.1.           Series D Preferred Stock. 11,800,000 shares of Preferred Stock will be designated Series D Preferred Stock (the “Series D Preferred Stock”), which will have the following powers, preferences, rights and restrictions:

Section 7.2.           Voting.

(a)           General. Except as may be otherwise required by the DGCL or set forth in this Section 7.2, the Series D Preferred Stock will have the right to vote on all actions to be taken by the holders of Common Stock (other than the actions set forth in Section 7.2(b)), and each share of Series D Preferred Stock will entitle the record holder thereof (each a “Series D Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which such share of Series D Preferred Stock is then convertible.

(b)           Class Voting.  So long as at least 60% of the greatest number of shares of Series D Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series D Preferred Stock) ever outstanding remain outstanding, the Series D Preferred Stock will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series D Preferred Stock on the date of such vote:

(i)            Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series D Preferred Stock;

(ii)           Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series D Preferred Stock in right of liquidation preference or dividends (“Series D Senior Securities”, which shall include the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock);

(iii)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(iv)          Any amendment of, or waiver with respect to, any provision of this ARTICLE SEVEN or the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series D Preferred Stock;

(v)           Any increase in the authorized size of the Board; and

(vi)          The declaration or payment of any dividend in respect of any Series D Junior Securities. “Series D Junior Securities” means any shares of Common Stock or other stock that is junior to the Series D Preferred Stock in right of dividends or in respect of Liquidation.

Section 7.3.           Dividends. No Series D Holder will have the right to receive any dividends in respect of any share of Series D Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any shares ranking junior to the Series D Preferred Stock in respect of dividends unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series D Preferred Stock.

Section 7.4.           Liquidation Preference.

(a)           Upon any Liquidation, the Series D Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series D Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series D Preferred Stock in respect of liquidation (“Series D Parity Securities”)), before any amount will be paid to or distributed among the holders of Series D Junior Securities, distributions per share of Series D Preferred Stock equal to the sum of (i) $1.25 (the “Series D Purchase Price”) (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series D Preferred Stock), plus (ii) the greater of (A) any dividends declared but unpaid in respect of such share and (B) the Series D Preferential Return (defined below).  If upon any Liquidation the Series D Liquidation Payment and any amounts payable in respect of any Series D Parity Securities as to any such distribution are not paid in full, the Series D Holders and the holders of Series D Parity Securities will share ratably in any distribution of assets in proportion to the full respective amounts to which they are entitled. “Series D Preferential Return” means an amount equal to the lesser of (x) the Series D Purchase Price and (y) the amount of simple interest, calculated monthly, which would have accrued on a hypothetical principal amount equal to the Series D Purchase Price for the period beginning on June 17, 2005 (the “Series D Purchase Date”) and ending on the date of the Liquidation payment at an interest rate for such period equal to the rate announced by Citibank N.A. as its prime rate two business days before the date of the Liquidation payment plus one percent.

(b)           The Corporation will give written notice of any Liquidation to the Series D Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 7.4 will be payable, at least 20 days prior to any payment date stated therein.

(c)           A Sale/Merger Transaction will be deemed to be a Liquidation.

Section 7.5.           Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 7.5, any share of Series D Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series D Conversion Amount (defined below). Each Series D Holder who desires to convert any of its Series D Preferred Stock into Common Stock pursuant to this Section 7.5(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series D Holder desires to convert such shares. Such notice will state the number of shares of Series D Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series D Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series D Conversion Amount (defined below):

(i)            simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses);

(ii)           at the election of the holders of a number of shares of Series D Preferred Stock equal to at least two-thirds (2/3) of the then-outstanding shares of Series D Preferred Stock; or

(iii)          upon the conversion of a number of shares of Series D Preferred Stock equal to at least 60% of the shares of Series D Preferred Stock outstanding (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series D Preferred Stock) on the Series D Purchase Date.

Upon the occurrence of an automatic conversion of the Series D Preferred Stock, the Series D Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series D Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE SEVEN means shares of Common Stock issued by the Corporation or deemed to be issued under Section 7.5(d)(iii), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series D Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series D Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE SEVEN means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with GAAP.

(C)          “Convertible Securities” for this ARTICLE SEVEN means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE SEVEN means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series D Conversion Amount” means the quotient of (1) the Series D Purchase Price divided by (2) the Series D Conversion Price.

(F)           “Series D Conversion Price” means, as of the Restatement Date, $0.49291, and will be adjusted from time to time thereafter in accordance with this Section 7.5. All references to the Series D Conversion Price are to the Series D Conversion Price as so adjusted.

(d)           Adjustment for Diluting Issues. If at any time or from time to time after the Restatement Date the Corporation issues or sells, or is deemed by the express provisions of this Section to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than as a dividend or other distribution on any class of stock, or as a subdivision or combination of shares of stock, in either case as provided in this Section 7.5(d)) for an Effective Price (determined in accordance with GAAP) less than the then-effective Series D Conversion Price, then and in each such case the then-existing Series D Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

1/(1+w), where

w =                   [((X+Z)/(X+Y))–1]/(1–P);

P=                        C/(X+Y);

C=                      the number of shares of Series D Preferred Stock immediately prior to the time of such issuance or sale multiplied by the then-effective Series D Conversion Amount (the quotient of the Series D Purchase Price divided by the Series D Conversion Price); and

X=                      the sum of the following (i) the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under this Section 7.5(d)(iii), (ii) the total number of shares of Common Stock reserved for nonexercised stock options granted, and (iii) the total number of shares of Common Stock reserved and available for issuance under stock option plans, immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series D Conversion Price in effect immediately prior to such reduction;

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under this Section 7.5(d)(iii), in such issuance or sale.

(i)            Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series D Preferred Stock, the Series D Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series D Preferred Stock, the Series D Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 7.5(d)(i) will become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series D Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series D Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series D Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series D Conversion Price will be adjusted pursuant to this Section 7.5(d)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series D Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series

D Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities. If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series D Conversion Price will be adjusted to the Series D Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(e)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic or optional conversion and surrender of the certificate or certificates (and notice, as applicable) for the share or shares of Series D Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, (A) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series D Preferred Stock and (B), in the case of a partial optional conversion, a certificate or certificates for the number of whole shares of Series D Preferred Stock which the notice delivered by such holder specified were not to be converted, unless and to the extent the Board adopts a resolution providing that the Series D Preferred Stock or Common Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series D Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series D Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series D Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(f)            Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series D Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 7.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder surrendering the Series D Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(g)           Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Preferred Stock as herein provided, such number of shares of

Common Stock as are then issuable upon the conversion of all outstanding shares of Series D Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(h)           No Reissuance of Series D Preferred Stock. Shares of Series D Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series D Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(i)            Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series D Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Preferred Stock which is being converted.

(j)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series D Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Preferred Stock in any manner which interferes with the timely conversion of such Series D Preferred Stock, except as may otherwise be required to comply with applicable securities and corporate laws.

(k)           Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series D Preferred Stock will thereupon have the right to receive, subject to the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock receivable upon the conversion of such share or shares of Series D Preferred Stock immediately prior to such Distribution, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable immediately prior to such Distribution upon such conversion had such Distribution not taken place.  In any such case, appropriate adjustments to the provisions hereof shall be made with respect to the rights and interests of such holder of Series D Preferred Stock after the Distribution to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 7.6.           Senior Preferred Stock. Except as otherwise set forth in Section 7.2(b)(ii), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred

Stock with rights senior to, junior to, or pari passu with, the Series D Preferred Stock.

Section 7.7.           Amendments to Series D Provisions of Articles. The Company may amend any of this ARTICLE SEVEN with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series D Preferred Stock on the date of such consent or vote.

ARTICLE EIGHT— SERIES E PREFERRED STOCK.

Section 8.1.           Series E Preferred Stock. 11,000,000 shares of Preferred Stock will be designated Series E Preferred Stock (the “Series E Preferred Stock”), which will have the following powers, preferences, rights and restrictions:

Section 8.2.           Voting.

(a)           General. Except as may be otherwise required by the DGCL or set forth in this Section 8.2, the Series E Preferred Stock will have the right to vote on all actions to be taken by the holders of Common Stock (other than the actions set forth in Section 8.2(b)), and each share of Series E Preferred Stock will entitle the record holder thereof (each a “Series E Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which such share of Series E Preferred Stock is then convertible.

(b)           Class Voting.  So long as at least 60% of the greatest number of shares of Series E Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series E Preferred Stock) ever outstanding remain outstanding, the Series E Preferred Stock will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series E Preferred Stock on the date of such vote:

(i)            Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series E Preferred Stock;

(ii)           Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series E Preferred Stock in right of liquidation preference or dividends (“Series E Senior Securities,” which shall include the Series F Preferred Stock and the Series G Preferred Stock);

(iii)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(iv)          Any amendment of, or waiver with respect to, any provision of this ARTICLE EIGHT or the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series E Preferred Stock;

(v)           Any increase in the authorized size of the Board; and

(vi)          The declaration or payment of any dividend in respect of any Series E Junior Securities. “Series E Junior Securities” means any shares of Common Stock or other stock that is junior to the Series E Preferred Stock in right of dividends or in respect of Liquidation.

Section 8.3.           Dividends. No Series E Holder will have the right to receive any dividends in respect of any share of Series E Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any shares ranking junior to the Series E Preferred Stock in respect of dividends unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series E Preferred Stock.

Section 8.4.           Liquidation Preference.

(a)           Upon any Liquidation, the Series E Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series E Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series E Preferred Stock in respect of liquidation (“Series E Parity Securities”)), before any amount will be paid to or distributed among the holders of Series E Junior Securities, distributions per share of Series E Preferred Stock equal to the sum of (i) $2.68 (the “Series E Purchase Price”) (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series E Preferred Stock), plus (ii) the greater of (A) any dividends declared but unpaid in respect of such share and (B) the Series E Preferential Return (defined below).  If upon any Liquidation the Series E Liquidation Payment and any amounts payable in respect of any Series E Parity Securities as to any such distribution are not paid in full, the Series E Holders and the holders of Series E Parity Securities will share ratably in any distribution of assets in proportion to the full respective amounts to which they are entitled. “Series E Preferential Return” means an amount equal to the lesser of (x) the Series E Purchase Price and (y) the amount of simple interest, calculated monthly, which would have accrued on a hypothetical principal amount equal to the Series E Purchase Price for the period beginning on September 15, 2006 (the “Series E Purchase Date”) and ending on the date of the Liquidation payment at an interest rate for such period equal to the rate announced by Citibank N.A. as its prime rate two business days before the date of the Liquidation payment plus one percent.

(b)           The Corporation will give written notice of any Liquidation to the Series E Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 8.4 will be payable, at least 20 days prior to any payment date stated therein.

(c)           A Sale/Merger Transaction will be deemed to be a Liquidation.

Section 8.5.           Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 8.5, any share of Series E Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series E Conversion Amount (defined below). Each Series E Holder who desires to convert any of its Series E Preferred Stock into Common Stock pursuant to this Section 8.5(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series E Holder desires to convert such shares. Such notice will state the number of shares of Series E Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series E Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series E Conversion Amount (defined below):

(i)            simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses);

(ii)           at the election of the holders of a number of shares of Series E Preferred Stock equal to at least two-thirds (2/3) of the then-outstanding shares of Series E Preferred Stock; or

(iii)          upon the conversion of a number of shares of Series E Preferred Stock equal to at least 60% of the shares of Series E Preferred Stock outstanding (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series E Preferred Stock) on the Series E Purchase Date.

Upon the occurrence of an automatic conversion of the Series E Preferred Stock, the Series E Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series E Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE EIGHT means shares of Common Stock issued by the Corporation or deemed to be issued under Section 8.5(d)(iii), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series E Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series E Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE EIGHT means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with GAAP.

(C)          “Convertible Securities” for this ARTICLE EIGHT means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE EIGHT means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series E Conversion Amount” means the quotient of (1) the Series E Purchase Price divided by (2) the Series E Conversion Price.

(F)           “Series E Conversion Price” means, as of the Restatement Date, $0.74062, and will be adjusted from time to time thereafter in accordance with this Section 8.5. All references to the Series E Conversion Price are to the Series E Conversion Price as so adjusted.

(d)           Adjustment for Diluting Issues. If at any time or from time to time after the Restatement Date the Corporation issues or sells, or is deemed by the express provisions of this Section to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than as a dividend or other distribution on any class of stock, or as a subdivision or combination of shares of stock, in either case as provided in this Section 8.5(d)) for an Effective Price (determined in accordance with GAAP) less than the then-effective Series E Conversion Price, then and in each such case the then-existing Series E Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

1/(1+w), where

w =                   [((X+Z)/(X+Y))–1]/(1–P);

P=                        C/(X+Y);

C=                      the number of shares of Series E Preferred Stock immediately prior to the time of such issuance or sale multiplied by the then-effective Series E Conversion Amount (the quotient of the Series E Purchase Price divided by the Series E Conversion Price); and

X=                      the sum of the following: (i) the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under this Section 8.5(d)(iii), (ii) the total number of shares of Common Stock reserved for nonexercised stock options granted, and (iii) the total number of shares Common Stock reserved and available for issuance under stock option plans, immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series E Conversion Price in effect immediately prior to such reduction;

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under this Section 8.5(d)(iii), in such issuance or sale.

(i)            Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series E Preferred Stock, the Series E Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series E Preferred Stock, the Series E Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 8.5(d)(i) will become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series E Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series E Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series E Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series E Conversion Price will be adjusted pursuant to this Section 8.5(d)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series E Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series E Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities. If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series E Conversion Price will be adjusted to the Series E Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(e)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic or optional conversion and surrender of the certificate or certificates (and notice, as applicable) for the share or shares of Series E Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, (A) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series E Preferred Stock and (B), in the case of a partial optional conversion, a certificate or certificates for the number of whole shares of Series E Preferred Stock which the notice delivered by such holder specified were not to be converted, unless and to the extent the Board adopts a resolution providing that the Series E Preferred Stock or Common Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series E Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series E Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series E Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(f)            Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series E Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 8.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder surrendering the Series E Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(g)           Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series E Preferred Stock as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Series E Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(h)           No Reissuance of Series E Preferred Stock. Shares of Series E Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series E Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(i)            Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series E Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series E Preferred Stock which is being converted.

(j)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series E Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series E Preferred Stock in any manner which interferes with the timely conversion of such Series E Preferred Stock, except as may otherwise be required to comply with applicable securities and corporate laws.

(k)           Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series E Preferred Stock will thereupon have the right to receive, subject to the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock receivable upon the conversion of such share or shares of Series E Preferred Stock immediately prior to such Distribution, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable immediately prior to such Distribution upon such conversion had such Distribution not taken place.  In any such case, appropriate adjustments to the provisions hereof shall be made with respect to the rights and interests of such holder of Series E Preferred Stock after the Distribution to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 8.6.           Senior Preferred Stock. Except as otherwise set forth in Section 8.2(b)(ii), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred Stock with rights senior to, junior to, or pari passu with, the Series E Preferred Stock.

Section 8.7.           Amendments to Series E Provisions of Articles. The Company may amend any of this ARTICLE EIGHT with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series E Preferred Stock on the date of such consent or vote.

ARTICLE NINE— SERIES F PREFERRED STOCK.

Section 9.1.           Series F Preferred Stock. 82,000,000 shares of Preferred Stock will be designated Series F Preferred Stock (the “Series F Preferred Stock”), which will have the following powers, preferences, rights and restrictions:

Section 9.2.           Voting.

(a)           General. Except as may be otherwise required by the DGCL or set forth in this Section 9.2, the Series F Preferred Stock will have the right to vote on all actions to be taken by the holders of Common Stock (other than the actions set forth in Section 9.2(b), and each share of Series F Preferred Stock will entitle the record holder thereof (each a “Series F Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which such share of Series F Preferred Stock is then convertible.

(b)           Class Voting.  So long as at least 60% of the greatest number of shares of Series F Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series F Preferred Stock) ever outstanding remain outstanding, the Series F Preferred Stock will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series F Preferred Stock on the date of such vote:

(i)            Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series F Preferred Stock;

(ii)           Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series F Preferred Stock in right of liquidation preference or dividends (“Series F Senior Securities”, which shall include the Series G Preferred Stock);

(iii)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(iv)          Any amendment of, or waiver with respect to, any provision of this ARTICLE NINE or the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series F Preferred Stock;

(v)           Any increase in the authorized size of the Board; and

(vi)          The declaration or payment of any dividend in respect of any Series F Junior Securities. “Series F Junior Securities” means any shares of Common Stock or other stock that is junior to the Series F Preferred Stock in right of dividends or in respect of Liquidation.

Section 9.3.           Dividends. No Series F Holder will have the right to receive any dividends in respect of any share of Series F Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any shares ranking junior to the Series F Preferred Stock in respect of dividends unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series F Preferred Stock.

Section 9.4.           Liquidation Preference.

(a)           Upon any Liquidation, the Series F Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series F Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series F Preferred Stock in respect of liquidation (“Series F Parity Securities”)), before any amount will be paid to or distributed among the holders of Series F Junior Securities, distributions per share of Series F Preferred Stock equal to the sum of (i) $0.25 (the “Series F Purchase Price”) (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series F Preferred Stock), plus (ii) the greater of (A) any dividends declared but unpaid in respect of such share and (B) the Series F Preferential Return (defined below).  If upon any Liquidation the Series F Liquidation Payment and any amounts payable in respect of any Series F Parity Securities as to any such distribution are not paid in full, the Series F Holders and the holders of Series F Parity Securities will share ratably in any distribution of assets in proportion to the full respective amounts to which they are entitled. “Series F Preferential Return” means an amount equal to the lesser of (x) the Series F Purchase Price and (y) the amount of simple interest, calculated monthly, which would have accrued on a hypothetical principal amount equal to the Series F Purchase Price for the period beginning on March 27, 2009 (the “Series F Purchase Date”) and ending on the date of the Liquidation payment at an interest rate for such period equal to the rate announced by Citibank N.A. as its prime rate two business days before the date of the Liquidation payment plus one percent.

(b)           The Corporation will give written notice of any Liquidation to the Series F Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 9.4 will be payable, at least 20 days prior to any payment date stated therein.

(c)           A Sale/Merger Transaction will be deemed to be a Liquidation.

Section 9.5.           Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 9.5,

any share of Series F Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series F Conversion Amount (defined below). Each Series F Holder who desires to convert any of its Series F Preferred Stock into Common Stock pursuant to this Section 9.5(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series F Holder desires to convert such shares. Such notice will state the number of shares of Series F Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series F Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series F Conversion Amount (defined below):

(i)            simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses);

(ii)           at the election of the holders of a number of shares of Series F Preferred Stock equal to at least two-thirds (2/3) of the then-outstanding shares of Series F Preferred Stock; or

(iii)          upon the conversion of a number of shares of Series F Preferred Stock equal to at least 60% of the shares of Series F Preferred Stock outstanding (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series F Preferred Stock) on the Series F Purchase Date.

Upon the occurrence of an automatic conversion of the Series F Preferred Stock, the Series F Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series F Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE NINE means shares of Common Stock issued by the Corporation or deemed to be issued under Section 9.5(d)(iii), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series F Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger

Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series F Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE NINE means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with GAAP.

(C)          “Convertible Securities” for this ARTICLE NINE means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE NINE means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series F Conversion Amount” means the quotient of (1) the Series F Purchase Price divided by (2) the Series F Conversion Price.

(F)           “Series F Conversion Price” means, as of the Restatement Date, $0.20833, and will be adjusted from time to time thereafter in accordance with this Section 9.5. All references to the Series F Conversion Price are to the Series F Conversion Price as so adjusted.

(d)           Adjustment for Diluting Issues. If at any time or from time to time after the Restatement Date the Corporation issues or sells, or is deemed by the express provisions of this Section to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than as a dividend or other distribution on any class of stock, or as a subdivision or combination of shares of stock, in either case as provided in this Section 9.5(d)) for an Effective Price (determined in accordance with GAAP) less than the then-effective Series F Conversion Price, then and in each such case the then-existing Series F Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

1/(1+w), where

w =                   [((X+Z)/(X+Y))–1]/(1–P);

P=                        C/(X+Y);

C=                      the number of shares of Series F Preferred Stock immediately prior to the time of such issuance or sale multiplied by the then-effective Series F Conversion Amount (the quotient of the Series F Purchase Price divided by the Series F Conversion Price); and

X=                      the sum of the following: (i) the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under this Section 9.5(d)(iii), (ii) the total number of shares of Common Stock reserved for nonexercised stock options granted, and (iii) the total number of shares of Common Stock reserved and available for issuance under stock option plans, immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series F Conversion Price in effect immediately prior to such reduction;

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under this Section 9.5(d)(iii), in such issuance or sale.

(i)            Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series F Preferred Stock, the Series F Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series F Preferred Stock, the Series F Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 9.5(d)(i) will become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series F Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series F Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series F Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series F Conversion Price will be adjusted pursuant to this Section 9.5(d)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series F Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series F Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities. If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series F Conversion Price will be adjusted to the Series F Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(e)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic or optional conversion and surrender of the certificate or certificates (and notice, as applicable) for the share or shares of Series F Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, (A) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series F Preferred Stock and (B), in the case of a partial optional conversion, a certificate or certificates for the number of whole shares of Series F Preferred Stock which the notice delivered by such holder specified were not to be converted, unless and to the extent the Board adopts a resolution providing that the Series F Preferred Stock or Common Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series F Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series F Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series F Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(f)            Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series F Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 9.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder surrendering the Series F Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(g)           Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series F Preferred Stock as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Series F Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(h)           No Reissuance of Series F Preferred Stock. Shares of Series F Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series F Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(i)            Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series F Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series F Preferred Stock which is being converted.

(j)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series F Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series F Preferred Stock in any manner which interferes with the timely conversion of such Series F Preferred Stock, except as may otherwise be required to comply with applicable securities and corporate laws.

(k)           Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series F Preferred Stock will thereupon have the right to receive, subject to the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock receivable upon the conversion of such share or shares of Series F Preferred Stock immediately prior to such Distribution, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable immediately prior to such Distribution upon such conversion had such Distribution not taken place.  In any such case, appropriate adjustments to the provisions hereof shall be made with respect to the rights and interests of such holder of Series F Preferred Stock after the Distribution to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 9.6.           Senior Preferred Stock. Except as otherwise set forth in Section 9.2(b)(ii), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred Stock with rights senior to, junior to, or pari passu with, the Series F Preferred Stock.

Section 9.7.           Amendments to Series F Provisions of Articles. The Company may amend any of this ARTICLE NINE with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series F Preferred Stock on the date of such consent or vote.

ARTICLE TEN — SERIES G PREFERRED STOCK.

Section 10.1.         Series G Preferred Stock. 45,000,000 shares of Preferred Stock will be designated Series G Preferred Stock (the “Series G Preferred Stock”), which will have the following powers, preferences, rights and restrictions:

Section 10.2.         Voting.

(a)           General. Except as may be otherwise required by the DGCL or set forth in this Section 10.2, the Series G Preferred Stock will have the right to vote on all actions to be taken by the holders of Common Stock (other than the actions set forth in Section 10.2(b)), and each share of Series G Preferred Stock will entitle the record holder thereof (each a “Series G Holder”) to such number of votes per share on each such action as will equal the number of shares of Common Stock (including fractions of a share) into which such share of Series G Preferred Stock is then convertible.

(b)           Class Voting.  So long as at least 60% of the greatest number of shares of Series G Preferred Stock (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series G Preferred Stock) ever outstanding remain outstanding, the Series G Preferred Stock will have the right to vote, as a separate class and not together with the holders of other stock, with respect to the following matters, each of which will require the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series G Preferred Stock on the date of such vote:

(i)            Any amendment, alteration or repeal of any provision of the Certificate of Incorporation of the Corporation, as amended from time to time, that affects adversely the voting or other powers, preferences or other special rights or privileges or restrictions of the Series G Preferred Stock;

(ii)           Any authorization or any designation, whether by reclassification or otherwise, of any new class or series of stock or any other securities convertible into equity securities of the Corporation ranking senior to the Series G Preferred Stock in right of liquidation preference or dividends (“Series G Senior Securities”);

(iii)          Any redemption of any shares of Common Stock (other than pursuant to equity incentive agreements with employees or service providers giving the Corporation the right to repurchase shares upon the termination of employment or services);

(iv)          Any amendment of, or waiver with respect to, any provision of this ARTICLE TEN or the Corporation’s Certificate of Incorporation or bylaws directly relating to the Series G Preferred Stock;

(v)           Any increase in the authorized size of the Board; and

(vi)          The declaration or payment of any dividend in respect of any Series G Junior Securities. “Series G Junior Securities” means any shares of Common Stock or other stock that is junior to the Series G Preferred Stock in right of dividends or in respect of Liquidation.

Section 10.3.         Dividends. No Series G Holder will have the right to receive any dividends in respect of any share of Series G Preferred Stock unless, and only to the extent, such dividends are declared by the Board and funds are legally available therefor. No dividends will be declared or paid in respect of the Common Stock or any shares ranking junior to the Series G Preferred Stock in respect of dividends unless an identical dividend amount (on an as-converted, per-share basis) is also simultaneously declared and paid in respect of the Series G Preferred Stock.

Section 10.4.         Liquidation Preference.

(a)           Upon any Liquidation, the Series G Holders will be entitled to receive, out of assets of the Corporation which remain after satisfaction in full of all valid claims of the Corporation’s creditors and which are available for payment to stockholders (and subject to the rights of the holders of any Series G Senior Securities or the holders of shares of the Corporation ranking on a parity with the Series G Preferred Stock in respect of liquidation (“Series G Parity Securities”)), before any amount will be paid to or distributed among the holders of Series G Junior Securities, distributions per share of Series G Preferred Stock equal to the sum of (i) $0.35 (the “Series G Purchase Price”) (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series G Preferred Stock), plus (ii) the greater of (A) any dividends declared but unpaid in respect of such share and (B) the Series G Preferential Return (defined below).  If upon any Liquidation the Series G Liquidation Payment and any amounts payable in respect of any Series G Parity Securities as to any such distribution are not paid in full, the Series G Holders and the holders of Series G Parity Securities will share ratably in any distribution of assets in proportion to the full respective amounts to which they are entitled. “Series G Preferential Return” means an amount equal to the lesser of (x) the Series G Purchase Price and (y) the amount of simple interest, calculated monthly, which would have accrued on a hypothetical principal amount equal to the Series G Purchase Price for the period beginning on the date that such Series G Holder’s Series G Preferred Stock is issued (the “Series G Purchase Date”) and ending on the date of the Liquidation payment at an interest rate for such period equal to the rate announced by Citibank N.A. as its prime rate two business days before the date of the Liquidation payment plus one percent.

(b)           The Corporation will give written notice of any Liquidation to the Series G Holders, stating the payment date or dates when, and the place or places where, any payments under this Section 10.4 will be payable, at least 20 days prior to any payment date stated therein.

(c)           A Sale/Merger Transaction will be deemed to be a Liquidation.

Section 10.5.         Conversion.

(a)           Optional Conversion. Subject to and in compliance with this Section 10.5, any share of Series G Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into a number of shares of Common Stock equal to the then-applicable Series G Conversion Amount (defined below). Each Series G Holder who desires to convert any of its Series G Preferred Stock into Common Stock pursuant to this Section 10.5(a) will surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation, and will give written notice to the Corporation at such office that such Series G Holder desires to convert such shares. Such notice will state the number of shares of Series G Preferred Stock being converted.

(b)           Automatic Conversion. Each share of Series G Preferred Stock will automatically be converted into a number of shares of Common Stock equal to the then-applicable Series G Conversion Amount (defined below):

(i)            simultaneously with the closing of the first underwritten public offering under an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis for proceeds of at least $30 million (before deduction of underwriting costs, commissions and expenses);

(ii)           at the election of the holders of a number of shares of Series G Preferred Stock equal to at least two-thirds (2/3) of the then-outstanding shares of Series G Preferred Stock; or

(iii)          upon the conversion of a number of shares of Series G Preferred Stock equal to at least 60% of the shares of Series G Preferred Stock outstanding (subject to adjustment for any stock split, reverse stock split, stock dividend or other such transaction applicable to the Series G Preferred Stock) on the Series G Purchase Date.

Upon the occurrence of an automatic conversion of the Series G Preferred Stock, the Series G Holders will surrender the certificates representing their shares at the office of the Corporation or transfer agent, and the rights, preferences and restrictions of the Series G Preferred Stock will terminate.

(c)           Anti-Dilution.

(i)            Definitions.

(A)          “Additional Common Stock” for this ARTICLE TEN means shares of Common Stock issued by the Corporation or deemed to be issued under Section 10.5(d)(iii), whether or not subsequently reacquired or retired by the Corporation, other than shares issued (or deemed to be issued) (1) upon conversion of the Series G Preferred Stock; (2) to employees, officers or directors of, or consultants or advisors to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board; (3) pursuant to the exercise of options, warrants or convertible securities outstanding as of the Restatement Date; (4) in connection with a Sale/Merger Transaction; (5) pursuant to any equipment leasing arrangement, commercial credit arrangement or debt financing from a bank or similar financial institution; (6) in connection with a transaction that causes an automatic conversion of the Series G Preferred Stock; and (7) for consideration other than cash pursuant to a merger, consolidation, share exchange, acquisition or similar business combination approved by the Board.

(B)          “Aggregate Consideration” for this ARTICLE TEN means, for any issuance or sale, or deemed issuance or sale, of Additional Common Stock, the net consideration received by the Corporation, as determined in accordance with GAAP.

(C)          “Convertible Securities” for this ARTICLE TEN means rights or options for the purchase of, or stock or other securities convertible into, Additional Common Stock.

(D)          “Effective Price” for this ARTICLE TEN means the quotient of (1) the Aggregate Consideration received in an issuance or sale (or deemed issuance or sale) of Additional Common Stock divided by (2) the total number of shares of Additional Common Stock issued or sold (or deemed to have been issued or sold) in such transaction.

(E)           “Series G Conversion Amount” means the quotient of (1) the Series G Purchase Price divided by (2) the Series G Conversion Price.

(F)           “Series G Conversion Price” means, as of the Restatement Date, the Series G Purchase Price, and will be adjusted from time to time thereafter in accordance with this Section 10.5.  All references to the Series G Conversion Price are to the Series G Conversion Price as so adjusted.

(d)           Adjustment for Diluting Issues. If at any time or from time to time after the Restatement Date the Corporation issues or sells, or is deemed by the express provisions of this Section to have issued or sold, for gross proceeds of at least $200,000, Additional Common Stock (other than as a dividend or other distribution on any class of stock, or as a subdivision or combination of shares of stock, in either case as provided in this Section 10.5(d)) for an Effective Price (determined in accordance with GAAP) less than the then-effective Series G Conversion Price, then and in each such case the then-existing Series G Conversion Price will be reduced, as of the opening of business on the date of such issue or sale, by multiplying it by the number determined by the following formula:

1/(1+w), where

w =                   [((X+Z)/(X+Y))–1]/(1–P);

P=                        C/(X+Y);

C=                      the number of shares of Series G Preferred Stock immediately prior to the time of such issuance or sale multiplied by the then-effective Series G Conversion Amount (the quotient of the Series G Purchase

Price divided by the Series G Conversion Price); and

X=                      the sum of the following: (i) the total number of shares of Common Stock issued and outstanding, or deemed to be issued and outstanding under this Section 10.5(d)(iii), (ii) the total number of shares of Common Stock reserved for nonexercised stock options granted, and (iii) the total number of shares Common Stock reserved and available for issuance under stock option plans, immediately prior to the time of such issuance or sale;

Y=                      the number of shares of Common Stock that could have been purchased for the Aggregate Consideration at the Series G Conversion Price in effect immediately prior to such reduction;

Z=                       the number of shares of Common Stock issued or sold, or deemed to be issued or sold under this Section 10.5(d)(iii), in such issuance or sale.

(i)            Adjustment for Stock Splits and Combinations.  If the Corporation at any time or from time to time after the Restatement Date effects a subdivision of the outstanding Common Stock without a corresponding subdivision of the Series G Preferred Stock, the Series G Conversion Price in effect immediately before that subdivision will be proportionately decreased.  Conversely, if the Corporation at any time or from time to time combines the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series G Preferred Stock, the Series G Conversion Price in effect immediately before the combination will be proportionately increased.  Any adjustment under this Section 10.5(d)(i) will become effective at the close of business on the date the subdivision or combination becomes effective.

(ii)           Adjustment for Common Stock Dividends and Distributions.  If the Corporation at any time or from time to time after the Restatement Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, in each such event the Series G Conversion Price that is then in effect will be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Series G Conversion Price then in effect by the result of the following formula:

X / (Y+Z), where

X =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

Y =                   the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

Z =                    the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Series G Conversion Price will be recomputed accordingly as of the close of business on such record date and thereafter the Series G Conversion Price will be adjusted pursuant to this Section 10.5(d)(ii) to reflect the actual payment of such dividend or distribution.

(iii)          Deemed Issuances or Sales. If the Corporation issues or sells any Convertible Securities after the Restatement Date and if the Effective Price of the Additional Common Stock underlying such Convertible Securities is less than the Series G Conversion Price, in each such case the Corporation will be deemed to have issued at the time of the issuance of such Convertible Securities the maximum number of shares of Additional Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise or conversion of such Convertible Securities (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of anti-dilution adjustments, the Effective Price will be recalculated at such time using the figure to which such minimum amount of consideration is reduced; provided further, that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities is subsequently increased, the Effective Price will be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such Convertible Securities.  No further adjustment of the Series G Conversion Price, as adjusted upon the issuance of such Convertible Securities, will be made as a result of the actual issuance of shares of Additional Common Stock on the exercise or conversion of any such Convertible Securities. If any Convertible Securities outstanding (including those outstanding as of the Restatement Date) expire without having been exercised or converted, the Series G Conversion Price will be adjusted to the Series G Conversion Price which would have been in effect absent the issuance of such expired Convertible Securities.

(e)           Issuance of Certificates; Time Conversion Effected. Promptly after the automatic or optional conversion and surrender of the certificate or certificates (and notice, as applicable) for the share or shares of Series G Preferred Stock to be converted, the Corporation will issue and deliver, or cause to be issued and delivered, to the holder thereof, registered in such name or names as such holder may direct, (A) a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Series G Preferred Stock and (B), in the case of a partial optional conversion, a certificate or certificates for the number of whole shares of Series G Preferred Stock which the notice delivered by such holder specified were not to be converted, unless and to the extent the Board adopts a resolution providing that the Series G Preferred Stock or Common Stock shall be uncertificated or registered in book entry form. With respect to an automatic conversion, effective immediately upon such conversion, regardless of whether the certificate or certificates for such share or shares shall have been surrendered, the rights of the holder of such share or shares of Series G Preferred Stock will cease, and the person(s) in whose name or names any certificate, certificates or book entry for shares of Common Stock issued upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby. With respect to an optional conversion, the certificate or certificates for such converted share or shares will have been surrendered as aforesaid, and at such time the rights of the holder of such converted share or shares of Series G Preferred Stock will cease, and the person(s) in whose name or names any certificate or certificates for shares of Common Stock (or Series G Preferred Stock, as applicable) will be issuable upon such conversion will be deemed to have become the holder or holders of record of the shares represented thereby.

(f)            Fractional Shares; Dividends; Partial Conversion. No fractional shares will be issued upon conversion of Series G Preferred Stock into Common Stock and no payment or adjustment will be made upon any conversion on account of any cash dividends on the Common Stock issued upon conversion. If any fractional share of Common Stock would, except for the provisions of the first sentence of this Section 10.5(f), be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, will pay to the holder surrendering the Series G Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board.

(g)           Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series G Preferred Stock as herein provided, such number of shares of Common Stock as are then issuable upon the conversion of all outstanding shares of Series G Preferred Stock. All shares of Common Stock so issued will be duly and validly issued and fully paid and nonassessable. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

(h)           No Reissuance of Series G Preferred Stock. Shares of Series G Preferred Stock that are converted into shares of Common Stock as provided herein will not be reissued as Series G Preferred Stock but will be generally available to be reissued pursuant to a separate statement of resolution adopted by the Board.

(i)            Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series G Preferred Stock will be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series G Preferred Stock which is being converted.

(j)            Closing of Books. The Corporation will at no time close its transfer books against the transfer of any Series G Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series G Preferred Stock in any manner which interferes with the timely conversion of such Series G Preferred Stock, except as may otherwise be required to comply with applicable securities and corporate laws.

(k)           Reorganization or Reclassification. If any capital reorganization, reclassification of the capital stock of the Corporation, stock split, or stock dividend (each a “Distribution”) is effected in such a way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Distribution, lawful and adequate provisions will be made whereby each holder of a share or shares of Series G Preferred Stock will thereupon have the right to receive, subject to the terms and conditions specified herein and, as applicable, in lieu of the shares of Common Stock receivable upon the conversion of such share or shares of Series G Preferred Stock immediately prior to such Distribution, such shares of stock, securities or assets as may be issued or payable with respect to or, as applicable, in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock receivable immediately prior to such Distribution upon such conversion had such Distribution not taken place.  In any such case, appropriate adjustments to the provisions hereof shall be made with respect to the rights and interests of such holder of Series G Preferred Stock after the Distribution to the end that the provisions hereof will thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

Section 10.6.         Senior Preferred Stock. Except as otherwise set forth in Section 10.2(b)(ii), the Corporation may, in its sole discretion, authorize additional classes and series of Preferred Stock with rights senior to, junior to, or pari passu with, the Series G Preferred Stock.

Section 10.7.         Amendments to Series G Provisions of Articles. The Company may amend any of this ARTICLE TEN with the consent or affirmative vote of two-thirds (2/3) of the issued and outstanding shares of Series G Preferred Stock on the date of such consent or vote.

ARTICLE ELEVEN — MERGER, ETC.

Section 11.1.         Merger, etc. The vote or consent of 2/3 of the issued and outstanding shares of Common Stock and Preferred Stock, voting together, will be necessary for the Corporation to effect any of the following events:

(a)           Any merger, consolidation, share exchange or other similar transaction in which the Corporation is not the surviving entity; and

(b)           Any sale by the Corporation of all or substantially all of the Corporation’s assets:

Section 11.2.         Adjustment in Authorized Common Stock.  The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares of Common Stock then outstanding or reserved for issuance) by an affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote (voting together on an as-converted basis) and without a separate class vote of the Common Stock, irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE TWELVE — DENIAL OF PREEMPTIVE RIGHTS

The preemptive right of any stockholder of the Corporation is hereby denied, including any right to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into or carrying a right to subscribe to or acquire shares of the Corporation. The Corporation may grant preemptive rights by contract or agreement to any person or entity.

ARTICLE THIRTEEN — REGISTERED OFFICE AND AGENT

The address of the initial registered office of Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801.  The name of the initial registered agent for service of process on the Corporation in the State of Delaware is The Corporation Trust Company.

ARTICLE FOURTEEN — WAIVER OF LIABILITY

To the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for an act or omission in the director’s capacity as a director.  Any repeal or amendment of this ARTICLE FOURTEEN by the stockholders of the Corporation or by changes in applicable law will, to the extent permitted by applicable law, be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

ARTICLE FIFTEEN — INDEMNIFICATION

Section 15.1.         Right to Indemnification.  The Corporation will indemnify and hold harmless, to the fullest extent permitted by the DGCL as it currently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding (a “Proceeding”), because he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, employee benefit plan, other enterprise or other entity, against all liability and loss suffered and expenses reasonably incurred by such Covered Person, including judgments, penalties, (including excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys’ and experts’ fees) actually incurred by the such Covered Person.  Notwithstanding the preceding sentence, the Corporation will be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board.

Section 15.2.         Amendment or Repeal.  Any repeal or modification of the foregoing provisions of this ARTICLE FIFTEEN will not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE SIXTEEN — WRITTEN CONSENTS

Any action that would otherwise be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, will be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

ARTICLE SEVENTEEN — ELECTION OF DIRECTORS, ETC.

Election of directors need not be by written ballot.  Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the issued and outstanding shares then entitled to vote at an election of directors, except as otherwise provided by law.  In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to amend or repeal the bylaws of the Corporation or to adopt new bylaws, subject to any limitations that may be contained herein and in such bylaws.

ARTICLE EIGHTEEN — INCORPORATOR

The name and mailing address of the incorporator is:

David Kuo

13115 Jess Pirtle Blvd.

Sugarland, TX 77478

[The next page is the signature page]

THE UNDERSIGNED, being the incorporator named above, for the purpose of forming a corporation pursuant to the DGCL, does make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 25th day of March, 2013.

/s/ David Kuo
David Kuo, Incorporator